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                                                                    EXHIBIT 3.14

                                     BY-LAWS

                                       OF

                                TS Printing, Inc.

                                   ARTICLE I

                                     Offices

         Section 1. REGISTERED OFFICE. The registered office of TS Printing, Inc. (hereinafter called the "Corporation") shall be at 229 South State Street, Dover, Delaware.

         Section 2. OTHER OFFICES. The Corporation also may have offices at such other place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 1. PLACE OF MEETING. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as may from time to time be fixed in the respective notices or waivers of notices thereof.

         Section 2. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place

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as shall be determined by the President or the Board of Directors and stated in the notice of the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary (i) at the request in writing of a majority of the Board of Directors, or (ii) at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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         Section 4. NOTICE NOT REQUIRED. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, and if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, cable or telex, waive notice of any meeting, whether before or after such meeting shall be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law.

         Section 5. QUORUM. At each meeting of the stockholders, the holders of a majority of each class of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business of the Corporation. In the absence of a quorum, a majority present in person or by proxy and entitled to vote, or, in the absence of all of the holders of each class of issued and outstanding stock of the Corporation entitled to vote, any officer entitled to preside or act as secretary at such meeting, shall have the power to adjourn the meeting, from time to time, until the requisite number of stockholders of each class shall be present or represented. At any such adjourned meeting at which a quorum shall be present,

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any business may be transacted which might have been transacted at the meeting as originally called.

         Section 6. VOTING. At each meeting of the stockholders, every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote within his class or classes in person or by proxy (executed in writing by the stockholder or by his duly authorized attorney in fact) for each share in such class or classes of stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 2 of Article VI of these By-Laws as the record date for the determination of the stockholders entitled to vote at such meeting. Shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly. At all meetings of the stockholders, all matters (except special cases where other provision is made in the Corporation's Certificate of Incorporation, these By-Laws, any agreement between or among the Corporation's stockholders or by statute) to be decided by each respective class of stockholders shall be decided by the holders of a majority of the stock of each class, respectively, present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder present in person or by

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proxy at any meeting and entitled to vote thereat, the vote on any question need not be by ballot.

         Section 7. ACTION BY CONSENT. Whenever any action is required or permitted to be taken by vote of stockholders of any class at a meeting thereof by any provision of the statutes or of the Certificate of Incorporation or these By-Laws or any agreement between or among the Corporation's stockholders, the meeting and votes of stockholders of any class may be dispensed with if all the stockholders of such class or classes who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Such written consent may be given by any person holding a power of attorney for any stockholder.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these By-Laws or any agreement between or among the Corporation's stockholders, directed or required to be exercised and done by the stockholders.

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         Section 2. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole Board may be as few as one (1) and may not be more than four (4). Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election or until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner herein provided.

         Section 3. QUORUM AND MANNER OF ACTING. Except as otherwise provided by statute or by these By-Laws, a majority of the directors in office shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. No notice other than announcement at the meeting of any adjourned meeting need be given.

         Section 4. PLACE OF MEETINGS, ETC. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation at such place or places within or without

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the State of Delaware as the Board from time to time may determine.

         Section 5. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

         Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at said place at the same hour on the next succeeding day not a legal holiday. Notice of regular meetings need not be given.

         Section 7. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before

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the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, telex or cable, or be delivered personally by telephone, not later than one day before the day upon which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, cable or wireless, whether before or after such meeting shall be held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors of the Corporation then in office shall be present thereat.

         Section 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board and filed with the minutes of proceedings of the Board.

         Section 9. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless

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otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 10. REMOVAL OF DIRECTORS. Any director may be removed, either with or without cause, at any time, but such removal shall require the affirmative vote of the holders of a majority of all of the shares of the class of stock by whom he was elected, and the election of a director to fill the unexpired portion of the term of any director so removed shall require a vote of at least a majority of the outstanding shares of such class of stock of the Corporation.

         Section 11. VACANCIES. Except as otherwise provided by statute or by these By-Laws, any vacancy in the Board of Directors caused by death, resignation, disqualification, or any other cause other than removal of stockholders, may be filled either by a majority vote of the remaining directors, though less than a quorum, or by the stockholders of the Corporation entitled to vote by class thereon at the next annual meeting or at any special meeting called for the purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in a number of directors may be filled by election at any annual meeting or at a special meeting of the class of stockholders entitled to vote called for that purpose.

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         Section 12. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 13. DIRECTORS' COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such a committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

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                                   ARTICLE IV

                                    OFFICERS

         Section 1. NUMBER. The officers of the Corporation shall be a President, a Secretary, a Chief Financial Officer and such other officers as may be appointed by the Board of Directors.

         Section 2. ELECTION AND TERM OF OFFICE. The officers shall be elected annually by the Board of Directors, and, except in the case of officers appointed in accordance with the provisions of Section 7 of this Article, each shall hold office until the next annual election of officers and until his successor shall have been duly elected and qualified or until his death, or until he shall resign by written notice to the Corporation, or until he shall have been removed in the manner hereinafter provided. A vacancy in any office because of death, resignation, removal or for any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

         Section 3. REMOVAL. Any officer may be removed by the vote of the Board of Directors at a regular or at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but

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such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. PRESIDENT. The President shall have direct charge of the management of the business operations of the Corporation, subject to general control of the Board of Directors, and shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. He shall execute bonds, mortgages, and other contracts requiring the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 5. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he shall have authority to affix the

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same to any instrument requiring it and, when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 6. CHIEF FINANCIAL OFFICER. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the Board of Directors shall determine. The Chief Financial Officer shall keep and disburse the monies of the Corporation, as directed by the Board of Directors; shall keep correct books of account; shall render to the President and to the Board of Directors at the regular meetings thereof, or whenever requested by them, reports of financial transactions by him and of the financial condition of the Corporation; and, in general, shall perform all duties incident to the office of Chief Financial Officer.

         Section 7. OTHER OFFICERS. The Corporation may have such other officers and agents as may be deemed necessary by the Board of Directors, who shall be appointed in such manner, have such duties, and hold their offices for such terms as may be determined by resolution of the Board of Directors.

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         Section 8. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V

                             CONTRACTS AND ACCOUNTS

         Section 1. CONTRACTS, CHECKS, NOTES, BANK ACCOUNTS, ETC. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money, shall be signed by the President, the Chief Financial Officer or such officer or officers or employee or employees as the Board of Directors may from time to time designate. The President, or any other officer or employee so authorized by the Board of Directors, may enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to

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render it liable pecuniarily for any purpose or in any amount.

         Section 2. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation as the Board of Directors, the President or the Chief Financial Officer shall direct, in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit, and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money that are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

         Section 3. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors.

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The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                   ARTICLE VI

                                  CAPITAL STOCK

         Section 1. CERTIFICATES OF STOCK. Every stockholder shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President and the Secretary of the Corporation, certifying the number of shares of stock of the Corporation owned by him. The certificate shall be sealed with the seal of the Corporation, or a facsimile thereof. No certificate shall be issued for any share until such share is fully paid. Each certificate representing shares shall state that the Corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, and the par value of each share represented by such certificate or a statement that the shares are without par value. Each stock certificate issued by or on behalf of the Corporation shall have written, stamped, or printed on the face or back thereof the words:

                  The shares represented by this
                  Certificate have not been registered
                  under the Securities Act of 1933, and

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                  such shares may not be sold or
                  transferred unless such sale or
                  transfer is in accordance with the
                  registration requirements of the
                  Securities Act of 1933, as at the time
                  amended, or unless some other exemption
                  from the registration requirements of
                  such Act is available with respect thereto.

         Such certificate shall be transferable on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.

         Section 2. CLOSING OF TRANSFER BOOKS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books,

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the Board of Directors may fix in advance a date as the record for any determination of stockholders, such date in any case to be not more than sixty
(60) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date upon which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to vote at a meeting thereof or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividends is adopted, as the case may be, shall be the record date for such determination of stockholders.

         Section 3. LOST, DESTROYED OR MUTILATED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates heretofore issued by the Corporation alleged to have been lost, destroyed or mutilated upon the making of an affidavit of that fact by the person claiming the certificates for shares to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal

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representative, to advertise the same in such manner as it shall require, or to give the Corporation a bond in such sums as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VII

                                 INDEMNIFICATION

         Section 1. INDEMNIFICATION. (1) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact: (i) that he or she is or was a director or officer of the Corporation, or (ii) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise"), whether either in case (i) or case (ii) the basis of such proceeding is alleged action or inaction (a) in an official capacity as a director or officer of the Corporation, or as a director, trustee,

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officer, employee or agent of such other enterprise, or (b) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this paragraph (1) of this Article VII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (2) of this Article VII with respect to proceedings to

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enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee only if such proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VII (a) shall be a contract right; (b) shall not be affected adversely to any indemnitee by any amendment of this Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment; and (c) shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that if and to the extent the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts as advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

         (2) If a claim under paragraph (1) of this Article VII is not paid in full by the Corporation

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within sixty days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the

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                                     - 23 -

indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this Article VII or otherwise, shall be on the Corporation.

         (3) The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         (4) The Corporation may maintain insurance, at its expense, to protect itself and any director,

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                                     - 24 -

trustee, officer, employee or agent of the Corporation or another enterprise (as defined in paragraph (1) of this Article VII) against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee, or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

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                                  ARTICLE VIII

                                    DIVIDENDS

         Section 1. PAYMENT OF DIVIDENDS. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its shares pursuant to law and subject to the provisions of its Certificate of Incorporation and By-Laws.

         Section 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for preparing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

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                                   ARTICLE IX

                                      SEAL

         The Board of Directors shall provide a corporate seal, which shall be in form of a circle and shall have inscribed thereon the name of the Corporation, the years of its organization and the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be as determined by the Board of Directors.

                                   ARTICLE XI

                                   AMENDMENTS

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, at any meeting of the Board of Directors, by vote of a majority of the Board of Directors, provided that the proposed action in respect thereof shall be stated in the notice

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                                     - 27 -

of waiver of notice of such meeting or that all of the directors of the Corporation shall be present at such meeting.